Exhibit 99.2

Covetrus Announces New Members to its Senior Leadership Team

Three new hires bring depth and expertise to drive the Company’s strategic plan

PORTLAND, Maine. May 14, 2020 — Covetrus (Nasdaq: CVET), a global leader in animal-health technology and services, today announced three additions to its senior leadership team, including global chief financial officer, president of its North American distribution business and global chief information officer. These new hires add depth to the team and bring extensive experience to their respective roles to further position Covetrus for continued growth.

“Talent development, recruiting and organizational health have been a critical focus of ours here at Covetrus, as it is paramount to building a shared culture of success,” said Ben Wolin, president and chief executive officer of Covetrus. “We are thrilled to appoint these high-quality individuals to critical roles within our organization, each of whom bring extensive experience of working in and through periods of transformation. It is a testament to our continued momentum and employer brand that we now have a very talented and industrious group of leaders in place, and I am confident their addition to our team will continue to charter a positive path forward for Covetrus.”

The new members of the senior leadership team include:

Matthew Foulston will become Covetrus’ global chief financial officer effective June 1, 2020, replacing Stuart Gleichenhaus, who has been serving in that role on an interim basis since December 2019. Foulston brings considerable depth and a range of experience from his roles in global distribution and manufacturing-oriented companies. Over the years, Foulston has served in a number of roles in technical, strategic and operational finance capacities and, more recently, was the chief financial officer for Treehouse Foods and Compass Minerals, both of which are publicly traded companies. Foulston spent the earlier part of his career in the automotive industry at Ford, Mazda and Navistar.

Matthew Malenfant is the incoming president for Covetrus’ North American distribution business, effective May 18, 2020. Malenfant is a proven leader in the life science, healthcare and packaging industries, and an expert in distribution and supply chain businesses. The majority of Malenfant’s career has been spent in the healthcare sector, including VWR International, where he held roles of increasing responsibility in sales, marketing and operations, culminating as president of the Americas, and DWK Life Sciences, where he is chairman of the Supervisory Board. Recently, Malenfant was CEO of Saxco International, a leader in the packaging sector for beverage products.

Steve Palmucci joined Covetrus on May 4, 2020 as global chief information officer, replacing Larry Rowland, who had been serving as a consultant and interim CIO since 2018. As a technology strategist, Palmucci has a track record of helping insurance, pharmaceutical, media, entertainment and technology organizations meet evolving business and customer demands. Palmucci has worked for both public and private companies of varying sizes including SunGard, Chubb Insurance and TiVo.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine, with more than 5,500 employees, serving over 100,000 customers around the globe. Learn more at covetrus.com.

Exhibit 99.2

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our plans, objectives, expectations, and intentions. Such statements are subject to numerous risks and uncertainties and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, risks associated with our management transition; the ability to successfully integrate operations and employees; and those additional risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 3, 2020, our Quarterly Report on Form 10-Q to be filed with the SEC on May 14, 2020, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts
Nicholas Jansen | Investor Relations
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com